UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 2, 2018

(Date of earliest event reported)

SHARING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-205310	30-0869786
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

(714) 203-6717

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On November 2, 2018, the Company entered into a financing agreement with Syndimate LLC (“Syndimate”) pursuant to which the Company agreed to sell to Syndimate certain future trade receipts in the aggregate amount of $330,000. Net proceeds from this transaction were $239,000 and were net of an initial financing fee of $11,000 and applicable financing costs, calculated at an implied discount rate of 32% per annum. Under the terms of the agreement, borrowings are payable in equal daily installments of approximately $2,063 over a term of approximately five and one-half months.

On November 27, 2018, Sharing Services, Inc. (the “Company”) entered into a financing agreement with Libertas Funding LLC (“Libertas”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $635,000. Net proceeds from this transaction were $490,000 and were net of an initial financing fee of $10,000 and applicable financing costs, calculated at an implied discount rate of 27% per annum. Under the terms of the agreement, borrowings are payable in equal daily installments to Libertas of approximately $4,320, subject to change at the Sharing Services, Inc.’s discretion, over a term of approximately five months.

On November 30, 2018, Sharing Services, Inc. (the “Company”) entered into a financing agreement with eMerchant Advance LLC (“eMerchant”) pursuant to which the Company agreed to sell to eMerchant certain future trade receipts in the aggregate amount of $635,000. Net proceeds from this transaction were $485,000 and were net of an initial financing fee of $15,000 and applicable financing costs, calculated at an implied discount rate of 27% per annum. Under the terms of the agreement, borrowings are payable in equal daily installments to eMerchant of approximately $4,320, subject to change at the Sharing Services, Inc.’s discretion, over a term of approximately five months.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit	Location
10.1	Receipts Purchase and Sale Agreement dated November 2, 2018 by and between Sharing Services, Inc. and Syndimate LLC.	Provided herewith
10.2	Agreement of Sale of Future Receipts dated November 27, 2018 by and between Sharing Services, Inc. and Libertas Funding LLC.	Provided herewith
10.3	Agreement for the Purchase and Sale of Future Receipts dated November 30, 2018 by and between Sharing Services, Inc. and eMerchant Advance LLC.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES, INC.

December 13, 2018	By:	/s/ John Thatch
Name: John Thatch
Title: President, Chief Executive Officer and Director